EXHIBIT 99.1

PriceSmart Announces Fourth Quarter and Fiscal Year Results of Operations; Opening of New

Warehouse Club in Costa Rica and Acquisition of Panama City Real Estate Also Announced

SAN DIEGO, CA (November 23, 2005) – PriceSmart, Inc. (NASDAQ: PSMT, www.pricesmart.com) today announced its results of operations for the fourth quarter and fiscal year 2005 which ended on August 31, 2005.

For the fourth quarter of fiscal 2005 net warehouse sales were $155.4 million, compared to $131.0 million in the fourth quarter of fiscal 2004. Total revenue for the fourth quarter was $158.8 million, compared to $133.9 million in the prior year. The sales and revenue numbers for both years do not include the operational results of the Company’s PriceSmart Philippines subsidiary which was sold in August 2005. The Company had 22 warehouse clubs in operation in both years.

The Company recorded an operating loss in the quarter of $465,000, compared to an operating loss of $3.1 million in the prior year. Significant items affecting the operating loss in the period included $2.6 million in asset impairment and closure costs primarily related to a non-cash $2.4 million write down of real estate in the Dominican Republic. The pre-tax loss from continuing operations for the Company in the quarter was $1.2 million, compared to a pre-tax loss from continuing operations of $4.4 million in the prior year.

The net loss attributable to common shareholders for the fourth quarter was $24.1 million or ($0.95) per diluted share. The net loss attributable to common shareholders included: $16.7 million ($0.66 per diluted share) for discontinued operations, net of tax resulting from the sale of the Company’s Philippines operation; $1.3 million ($0.05 per diluted share) related to the Company’s equity investment in PriceSmart Mexico which was closed in February 2005; and $5.1 million ($0.20 per diluted share) in current period tax provisions and tax contingencies.

Total revenue for fiscal 2005 increased 13.7% to $618.8 million from $544.2 million and net warehouse sales increased 14.1% during that same period. For fiscal year 2005, the Company recorded an operating loss of $5.3 million and a loss from continuing operations before taxes of $9.9 million, both of which were impacted by $11.4 million in charges associated with asset impairment and closure costs. The fiscal 2005 net loss attributable to common shareholders was $63.6 million or ($3.15) per diluted share. Of that amount, $20.6 million ($1.02 per diluted share) is attributable to deemed dividends related to the exchange of common stock for outstanding shares of Series A and Series B preferred stock to common stock in the first quarter of fiscal year 2005; $19.5 million ($0.96 per diluted share) related to discontinued operations, primarily PriceSmart Philippines; and $4.4 million ($0.22 per diluted share) associated with the Company’s equity investment in PriceSmart Mexico. For fiscal 2004, the Company recorded an operating loss of $6.7 million and a net loss attributable to common shareholders of $33.3 million, or ($4.57) per diluted share.

Commenting on the fourth quarter and full year results, Robert E. Price, Chairman and Interim Chief Executive Officer, said, “We are encouraged by the improvement in operating results for our Company. Sales increased 18.6% in the most recent quarter, membership sign ups and renewals are very good and expenses have improved. Fiscal year 2005 was an extremely productive year for PriceSmart as operations improved, the balance sheet was strengthened, and losing operations in Mexico and the Philippines were discontinued.”

The Company ended the fiscal year with $30.1 million in cash and cash equivalents. The current ratio at year end was 1.28 and the Company was in compliance with all loan covenants. PriceSmart’s Chief Financial Officer, John M. Heffner commented, “The financial decisions that were taken this year had a significant positive impact on strengthening the Company’s financial condition. The Company either retired or converted to equity $77.1 million in short and long-term debt, thereby reducing interest expense by nearly $1.3 million in the fourth quarter of fiscal 2005 compared to a year ago, and eliminating $3.4 million in annualized dividend expense. We are pleased with the progress that has been achieved.”

PriceSmart also announced that on November 18 the Company successfully opened its fourth warehouse club in Costa Rica. On November 18 the Company acquired for $12.5 million a 35,000 square meter commercial center in Panama City, Panama, which includes an existing operating PriceSmart warehouse club along with additional commercial property which the Company plans to develop.

Q4 FY05 Earnings Release

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 23 warehouse clubs in 11 countries and one U.S. territory (four in Panama; four in Costa Rica; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands). On August 12, 2005, PriceSmart completed the sale of its interest in its PriceSmart Philippines subsidiary.

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company had substantial net losses in fiscal 2003, 2004 and 2005, and may continue to incur losses in future periods; if the Company fails to comply with covenants governing its indebtedness, the lenders may elect to accelerate the Company’s indebtedness and foreclose on the collateral pledged to secure the indebtedness; the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; although the Company has taken and continues to take steps to improve significantly its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs could harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; potential future impairments under SFAS 144 could adversely affect the Company’s future results of operations and financial position; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased costs and compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-Q filed pursuant to the Securities Exchange Act of 1934 on July 15, 2005. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. Certain prior period amounts may have been reclassified to conform to the current period presentation.

For further information, please contact Robert E. Price, Interim Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.

Q4 FY05 Earnings Release

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

	Three Months Ended August 31,		Twelve Months Ended August 31,
	2005	2004	2005	2004
Revenues:
Sales:
Net warehouse club	$155,389	$131,007	$604,994	$530,262
Export	31	74	425	1,052
Membership income	2,549	2,060	9,424	7,939
Other income	876	728	3,982	4,938

Total revenues	158,845	133,869	618,825	544,191

Operating expenses:
Cost of goods sold:
Net warehouse club	132,037	111,545	516,611	455,626
Export	(2)	92	394	1,090
Selling, general and administrative:
Warehouse club operations	19,848	17,751	73,361	69,846
General and administrative	4,761	6,588	22,310	23,098
Preopening expenses	57	—	99	—
Asset impairment and closure costs	2,609	952	11,361	1,236

Total expenses	159,310	136,928	624,136	550,896

Operating loss	(465)	(3,059)	(5,311)	(6,705)
Other income (expense):
Interest income	353	464	1,754	1,929
Interest expense	(496)	(1,755)	(5,385)	(7,930)
Other expense	(575)	(70)	(994)	(215)
Income from related party	—	—	—	500

Total other income (expense)	(718)	(1,361)	(4,625)	(5,716)

Loss from continuing operations before provision for income taxes, losses (including impairment charges in 2005 and 2004) of unconsolidated affiliate and minority interest	(1,183)	(4,420)	(9,936)	(12,421)
Provision for income taxes	(5,099)	(3,056)	(9,140)	(4,236)
Losses (including impairment charges of $845,000 and $3.1 million in 2005 and 2004, respectively) of unconsolidated affiliate	(1,334)	(3,482)	(4,368)	(4,828)
Minority interest	164	405	566	697

Net loss from continuing operations	(7,452)	(10,553)	(22,878)	(20,788)
Discontinued operations, net of tax	(16,675)	(3,003)	(19,459)	(9,194)

Net loss	(24,127)	(13,556)	(42,337)	(29,982)
Preferred dividends	—	(840)	(648)	(3,360)
Deemed dividend on conversion of preferred stock	—	—	(20,647)	—

Net loss attributable to common stockholders	$(24,127)	$(14,396)	$(63,632)	$(33,342)

Loss per share – common stockholders:
Basic – continuing operations	$(0.29)	$(1.44)	$(1.13)	$(2.85)
Basic – discontinued operations, net of tax	$(0.66)	$(0.41)	$(0.96)	$(1.26)
Basic – preferred and deemed dividends	$—	$(0.11)	$(1.06)	$(0.46)

Basic – attributable to common stockholders	$(0.95)	$(1.96)	$(3.15)	$(4.57)
Diluted – continuing operations	$(0.29)	$(1.44)	$(1.13)	$(2.85)
Diluted – discontinued operations, net of tax	$(0.66)	$(0.41)	$(0.96)	$(1.26)
Diluted – preferred and deemed dividends	$—	$(0.11)	$(1.06)	$(0.46)

Diluted – attributable to common stockholders	$(0.95)	$(1.96)	$(3.15)	$(4.57)
Shares used in per share computation:
Basic	25,436	7,356	20,187	7,290
Diluted	25,436	7,356	20,187	7,290

Q4 FY05 Earnings Release

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

	August 31,
	2005	2004
ASSETS
Current Assets:
Cash and cash equivalents	$30,147	$32,910
Short-term restricted cash	7,331	7,255
Receivables, net of allowance for doubtful accounts of $2,260 and $1,011 in 2005 and 2004, respectively	1,906	1,542
Receivables from unconsolidated affiliate	811	—
Merchandise inventories	65,719	56,357
Prepaid expenses and other current assets	8,410	9,272
Assets of discontinued operations	118	49,442

Total current assets	114,442	156,778
Long-term restricted cash	1,045	18,222
Property and equipment, net	142,310	147,488
Goodwill, net	29,600	23,071
Deferred tax asset	22,260	16,009
Other assets	4,108	3,870
Long-term receivables from unconsolidated affiliate	—	1,316
Investment in unconsolidated affiliate	6,089	9,254

Total Assets	$319,854	$376,008

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$1,648	$12,699
Accounts payable	57,423	50,470
Accounts payable to and advances received from related party	—	20,273
Accrued salaries and benefits	4,513	4,149
Deferred membership income	4,773	3,758
Income taxes payable	2,271	746
Other accrued expenses	12,704	14,291
Long-term debt, current portion	5,417	13,219
Liabilities of discontinued operations	506	38,431

Total current liabilities	89,255	158,036
Long-term deferred tax liability	958	592
Deferred rent	1,427	468
Accrued closure costs	3,466	3,378
Long-term debt, related party	—	25,000
Long-term debt, net of current portion	23,915	57,172

Total liabilities	119,021	244,646
Minority interest	2,560	3,483
Commitments and contingencies	—	—
Stockholders’ Equity:
Preferred stock, $.0001 par value (stated at cost), 2,000,000 shares authorized; Series A convertible preferred stock–20,000 shares designated, 0 and 20,000 shares issued and outstanding, respectively (liquidation preference of $0 and $21,867, respectively)	—	19,914
Series B convertible preferred stock–30,000 shares designated, 0 and 22,000 shares issued and outstanding, respectively (liquidation preference of $0 and $24,014, respectively)	—	21,975
Common stock, $.0001 par value, 45,000,000 shares authorized; 26,031,180 and 7,775,655 shares issued and 25,596,755 and 7,339,810 shares outstanding (net of treasury shares), respectively	3	1
Additional paid-in capital	340,659	170,255
Tax benefit from exercise of stock options	3,379	3,379
Notes receivable from stockholders	(29)	(33)
Deferred compensation	(1,015)	(1,932)
Accumulated other comprehensive loss	(13,757)	(18,314)
Accumulated deficit	(121,534)	(57,902)
Less: treasury stock at cost; 434,425 and 435,845 shares, respectively	(9,433)	(9,464)

Total stockholders’ equity	198,273	127,879

Total Liabilities and Stockholders’ Equity	$319,854	$376,008